CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-93707) and Registration Statement on Form S-3 (333-68557) of our report dated February 11, 2000 (with respect to Note K February 23, 2000, with respect to Note A March 15, 2000) on the financial statements of Adatom.com, Inc. included in the Annual Report on Form 10-KSB of Adatom.com, Inc. for the year ended December 31, 1999.

Richard A. Eisner & Company, LLP

Florham Park, New Jersey
March 29, 2000





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